REVISED SCHEDULE A

To the Investment Management Agreement, dated April 27, 2001, by and between USAllianz Advisers, LLC (now Allianz Investment Management LLC) and USAllianz Variable Insurance Products Trust (now Allianz Variable Insurance Products Trust).

Fees payable to the Manager pursuant to Section 4 of the Investment Management Agreement shall be calculated at the following annual rates based on average daily net assets:

Fund                                                             Rate

AZL Allianz AGIC Opportunity Fund0.85%
AZL BlackRock Capital Appreciation Fund0.80%
AZL BlackRock Global Allocation Fund 0.75%
AZL Columbia Mid Cap Value Fund 0.75%
AZL Columbia Small Cap Value Fund 0.90%
AZL Davis New York Venture Fund 0.75%
AZL Dreyfus Equity Growth Fund (1)
AZL Eaton Vance Large Cap Value Fund (2)
AZL Enhanced Bond Index Fund 0.35%
AZL Franklin Small Cap Value Fund 0.75%
AZL Franklin Templeton Founding Strategy Plus Fund 0.70%
AZL Gateway Fund 0.80%
AZL International Index Fund 0.35%
AZL Invesco Equity and Income Fund 0.75%

Fund                                                             Rate

AZL Invesco Growth and Income Fund(2)
AZL Invesco International Equity Fund0.90%
AZL JPMorgan International Opportunities Fund0.95%
AZL JPMorgan U.S. Equity Fund0.80%
AZL MFS Investors Trust Fund0.75%
AZL Mid Cap Index Fund0.25%
AZL Money Market Fund0.35%
AZL Morgan Stanley Global Real Estate Fund0.90%
AZL Morgan Stanley Mid Cap Growth Fund(2)
AZL NFJ International Value Fund0.90%
AZL Russell 1000 Growth Index Fund0.44%
AZL Russell 1000 Value Index Fund0.44%
AZL S&P 500 Index Fund0.17%
AZL Schroder Emerging Markets Equity Fund1.23%
AZL Small Cap Stock Index Fund0.26%
AZL Turner Quantitative Small Cap Growth Fund0.85%

(1)	First $10M	Next $10M	Thereafter
AZL Dreyfus Equity Growth Fund	1.000%	0.875%	0.750%

(2)	First $100M	Next $150M	Next $250M	Thereafter
AZL Eaton Vance Large Cap Value Fund	0.775%	0.750%	0.725%	0.675%
AZL Morgan Stanley Mid Cap Growth Fund	0.850%	0.800%	0.775%	0.750%
AZL Invesco Growth and Income Fund	0.775%	0.750%	0.725%	0.675%

Acknowledged:

Allianz Variable Insurance Products Trust

By:    /s/ Brian Muench
Name:  Brian J. Muench
Title:  President

Allianz Investment Management LLC

By:    /s/ Brian Muench
Name:  Brian Muench
Title:    President

Updated: 11/1/2011